Exhibit 99.1

ProPhase Labs Reports Financial Results

for the Year Ended December 31, 2018

DOYLESTOWN, Pennsylvania – March 26, 2019.  ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com) today reported its net sales from continuing operations were $13.1 million for the year ended December 31, 2018, as compared to net sales of $9.9 million for the year ended December 31, 2017. The Company realized a net loss for the year ended December 31, 2018 of $1.7 million compared to a net income of $40.6 million for the year ended December 31, 2017.

The Company realized loss from continuing operations for the year ended December 31, 2018, of $1.6 million, or ($0.14) per share, as compared to a loss of $2.2 million, or ($0.14) per share, for the year ended December 31, 2017. The Company realized loss from discontinued operations for the year ended December 31, 2018, of $170,000, or ($0.01) per share, as compared to income of $42.8 million, or $2.75 per share, for the year ended December 31, 2017.

As previously announced, effective March 29, 2017 and with the approval of the Company’s stockholders, the Company completed the sale of assets comprised principally of the sale of intellectual property rights and other assets relating to the Cold-EEZE® brand and product line (collectively, referred to herein as the “Cold-EEZE® Business”) to a wholly-owned subsidiary of Mylan N.V. (“Mylan”). As a consequence of the sale of the Cold-EEZE® Business, for the years ended December 31, 2018 and 2017, the Company has classified as discontinued operations the (i) gain from the sale of the Cold-EEZE® Business, (ii) all gains and losses attributable to the Cold-EEZE® Business and (iii) the income tax expense attributed to the sale of the Cold-EEZE® Business.

We continue to own and operate our manufacturing facility and manufacturing business in Lebanon, Pennsylvania, and our headquarters in Doylestown, Pennsylvania. As part of the sale of the Cold-EEZE® Business, we entered into a manufacturing agreement to supply various Cold-EEZE® lozenge products to Mylan. In addition, we produce over-the-counter drug and dietary supplement lozenges and other products for other third party customers. We are also pursuing a series of new product development and commercialization initiatives in the dietary supplement category.

Ted Karkus, the CEO of the Company, stated: “It continues to be our goal to optimize the long term value of our company’s shares.  In 2017, to provide enhanced liquidity to our shareholders we conducted two self-tenders and enabled our shareholders to sell back just over 6 million shares of Company common stock.  In 2018, we provided a one-time special dividend of $1.00 per share to all of our shareholders.  More recently, we followed this up with an additional one-time special dividend of $0.25 per share.  In short, the ProPhase management team continues to return great value to our shareholders.”

Mr. Karkus continued, “We are on track with the development of ProPhase Digital Media (“PDM”), the digital marketing division of the Company. We recently completed the optimization phase for digital distribution of our lead product, Legendz XL®. We expect to ramp up direct to consumer sales of Legendz XL® during 2019.  If our model proves successful, our goal is for PDM to market our other internally developed products and ultimately market other companies’ products as well.”

Mr. Karkus added, “In addition to digital distribution, we continue to ship our new dietary supplement, Legendz XL®, to a major retail drug chain and other retailers.  We currently have positive indications of interest from other major retailers as well.  Implementation of our dietary supplement strategy will require significant investment in marketing as well as significant additional distribution within the various retail channels and e-commerce venues in order to achieve a successful launch and build a successful new product line.”

Mr. Karkus also noted, “We continue to own and operate our Pharmaloz manufacturing facility which manufactures and supplies Cold-EEZE® lozenges to Mylan as well as lozenges to other companies on a contract manufacturing basis. Manufacturing revenue fluctuates from quarter to quarter.  Also, marketing and distribution expenses may increase as we build our consumer products businesses.  Therefore, the Company’s results are likely to continue to fluctuate from quarter to quarter.”

Mr. Karkus concluded, “Looking forward, in addition to developing our consumer products businesses and growing our manufacturing business, the Company continues to explore a wide range of acquisition opportunities in the consumer products space, as well as investments and acquisitions in other sectors and industries.”

About the Company

We are a vertically integrated and diversified branding, marketing and technology company with deep experience with over-the-counter (“OTC”) consumer healthcare products, dietary supplements and other remedies. We are engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products, dietary supplements and other remedies in the United States.  This includes the development and marketing of dietary supplements under the TK Supplements® brand, a wholly-owned subsidiary of the Company.

In addition, the Company also continues to actively pursue acquisition opportunities for other companies, technologies and products inside and outside the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the launch of our new line of TK Supplements®, our new product Legendz XL® and the formation of ProPhase Digital Media. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the difficulty of predicting the acceptance and demand for our products, the impact of competitive products and pricing, costs involved in the manufacture and marketing of products, the timely development and launch of new products, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(267) 880-1111

PROPHASE LABS, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31,
	2018	2017

Net sales	$13,126	$9,867
Cost of sales	8,345	7,919
Gross profit	4,781	1,948

Operating expenses
Sales and marketing	1,107	699
Administration	4,910	4,808
Research and development	398	431
Total operating expenses	6,415	5,938

Interest income, net	167	177
Other income	-	150
Total interest and other income	167	327

Loss from continuing operations before income taxes	(1,467)	(3,663)
Income tax benefit (provision) from continuing operations	(103)	1,421
Loss from continuing operations	(1,570)	(2,242)

Discontinued operations:
Income from discontinued operations	-	530
Gain (loss) on sale of discontinued operations, net of taxes	(170)	42,301
Income (loss) from discontinued operations	(170)	42,831

Net income (loss)	$(1,740)	$40,589

Other comprehensive income (loss):
Unrealized gain loss on marketable securities	54	(78)
Total comprehensive income (loss)	(1,686)	40,511

Basic earnings (loss) per share:
Loss from continuing operations	$(0.14)	$(0.14)
Income (loss) from discontinued operations	(0.01)	2.75
Net income (loss)	$(0.15)	$2.61

Diluted earnings (loss) per share:
Loss from continuing operations	$(0.14)	$(0.14)
Income (loss) from discontinued operations	(0.01)	2.73
Net income (loss)	$(0.15)	$2.59

Weighted average common shares outstanding:
Basic	11,396	15,565
Diluted	11,396	15,696

PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	December 31 2018	December 31 2017

Cash and cash equivalents	$1,554	$3,173
Marketable securities, available for sale	$6,687	$18,765
Accounts receivable, net	$2,968	$1,945
Inventory	$1,903	$1,531
Total current assets	$18,238	$28,417
Total assets	$20,737	$33,659

Total current liabilities	$4,233	$1,812
Total stockholders’ equity	$16,504	$31,847